U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                             Date of Report (Date of earliest event reported)                   June 23, 2008

PNG VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29735	88-0350286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3001Knox Street, Suite 303
Houston, Texas 75205
(Address of principal executive offices)

866-765-4940
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 23, 2008, our board of directors appointed Mr. John Devenny to the position of Director of the Corporation.

John Devenny, Director

Mr. Devenny is one of our directors. In addition to his position as director with the Corporation, Mr. Devenny is one of the founding partners of Invision Capital Group, a financial services group that provides capital and support to growing middle market companies, founded in January of 2008. Prior to founding Invision Capital, Mr. Devenny was a Founder and Managing Director of Diamond Creek Capital, a commercial lender in the lower middle market since October of 2005.  In addition to having primary underwriting responsibility at Diamond Creek, Mr. Devenny also sourced and structured new investment opportunities and managed the firm's portfolio which aggregated $95 million in gross commitments. Prior to founding Diamond Creek, Mr. Devenny was a Vice President at Roth Capital Partners since March 2004, where he evaluated, underwrote and marketed debt and equity opportunities in both the public and private sector. Prior to joining Roth, from 2002 to March 2004, Mr. Devenny received his M.B.A in Finance from the Anderson School at UCLA. Prior to such education, Mr. Devenny was an international intellectual property attorney at General Electric Company starting in February 2001 as well as law firms in NY and NJ. Mr. Devenny holds a B.S. in Mechanical Engineering from Villanova University, a J.D. from Boston College Law School and an M.B.A in Finance from the Anderson School at UCLA. He is admitted to practice law in NY and NJ and before the US Patent Bar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PNG Ventures, Inc.
Date: July 7, 2008	/s/ Kevin Markey By: Kevin Markey Its: Interim Chief Executive Officer